UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 27, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements for Certain Officers

Bruce D. Broussard Amended and Restated Employment Agreement

On February 27, 2014, the Company entered into an Amended and Restated Employment Agreement with Bruce D. Broussard (the “Employment Agreement”), the Company’s President and Chief Executive Officer, effective as of February 27, 2014.

The Employment Agreement has a term ending on the December 31, 2018 (the “Term”). Pursuant to the Employment Agreement, Mr. Broussard will be paid an annual base salary of not less than $1,120,000 and will be eligible to participate in all benefit plans and programs made available by the Company to other senior executives. Mr. Broussard will be eligible to receive a target annual cash incentive payment equal to 150% of his base salary, with a maximum annual incentive payment of up to 150% of his target incentive, payable pursuant to the Company’s Executive Management Incentive Compensation Plan.

Mr. Broussard will be entitled to a long-term incentive award in 2014 that will have a value of $6,750,000 (such value to be determined on the same basis as the Company’s Organization & Compensation Committee of the Board of Directors values such awards generally) and shall be in a form and on terms consistent with the long-term incentive awards for other senior executives of the Company granted in 2014. Thereafter, Mr. Broussard will be eligible for annual grants of equity awards or other long-term incentive awards in amounts and on terms and conditions, as determined by the Organization & Compensation Committee of the Board of Directors.

If Mr. Broussard’s employment is terminated during the Term (A) by the Company other than for Cause or Disability or (B) by Mr. Broussard for Good Reason (as such terms are defined in the Employment Agreement),  in addition to accrued compensation, the Company will pay or provide to Mr. Broussard, (i) a pro-rated portion of the annual incentive he would have earned for the entire year based on the Company’s actual performance (a “Pro-Rated Incentive Payment”), (ii) an amount equal to the sum of (x) two times Mr. Broussard’s then-current base salary plus (y) two times the Target Annual Incentive for the fiscal year in which the Termination Date occurs (or one times the Target Annual Incentive if the Termination Date occurs after December 31, 2016), and (iii) the continuation of coverage for Mr. Broussard and his dependents under the Company’s medical and dental benefit plans at the same cost to Mr. Broussard as if his employment had continued until, the earliest of (x) 24 months following termination or (y) the effective date of Mr. Broussard’s coverage under equivalent benefits from a new employer.  Mr. Broussard would have Good Reason to resign and trigger severance benefits upon the occurrence of one of the following: (i) a material and adverse change in Mr. Broussard’s duties, authorities and responsibilities, (ii) a reduction in Mr. Broussard’s base salary or target incentive opportunity, other than in connection with an across-the-board reduction applicable to all senior executives of the Company, (iii) the relocation of Mr. Broussard’s principal place of business resulting in an increase in Mr. Broussard’s one-way commute of more than 30 miles, or (iv) the failure of the Company to continue in effect a material incentive or other compensation plan unless the Company substitutes a plan providing substantially equivalent compensation opportunities.

In the event that Mr. Broussard’s employment is terminated by the Company without Cause or by Mr. Broussard for Good Reason within 24 months following a Change in Control (as defined in the Employment Agreement), or by the Company without Cause under certain circumstances prior to a Change in Control, in addition to accrued compensation, the Company will pay or provide to Mr. Broussard: (i) a Pro-Rated Incentive Payment, (ii) an amount equal to two times the sum of (x) Mr. Broussard’s then-current base salary plus (y) the Target Annual Incentive for the fiscal year in which the Termination Date occurs, and (iii) continuation, at the Company’s expense, of all life, medical, dental, accidental death and dismemberment and disability insurance for Mr. Broussard and his dependents until the earliest of (x) 24 months following termination or (y) the effective date of Mr. Broussard’s coverage under equivalent benefits from a new employer.

In addition to the above, the following shall apply to Mr. Broussard’s equity-based compensation awards, notwithstanding any contrary provision in the applicable award agreement or plan under which the award is granted:

(a)
With respect to awards granted after December 31, 2013 and outstanding on the Termination Date (as defined in the Employment Agreement) (A) a pro-rated portion of all time-based equity awards other than stock options shall become vested and all restrictions on such portion shall lapse as of the Termination Date (the “Pro-Rata Time Vesting”), (B) all unvested stock options will be forfeited, (C) all vested stock options shall remain outstanding and exercisable until the earlier of the second anniversary of the Termination Date and the term of the stock option, and (D) a pro-rated portion of all performance-based equity awards other than stock options shall remain outstanding until the end of the applicable performance period and shall then vest based on the actual level of performance attained (the “Pro-Rata Performance Vesting”).

(b)
With respect to awards granted on or before December 31, 2013 and outstanding on the  (the “Termination Date, (A) all time-based equity awards other than stock options shall become vested and all restrictions thereon shall lapse as of the Termination Date, (B) all time-based stock options shall become vested and exercisable as of the Termination Date, (C) all performance-based stock options shall become vested and exercisable as of the Termination Date as if the target performance level had been attained, (D) all vested stock options shall remain outstanding and exercisable until the earlier of the second anniversary of the Termination Date and the term of the stock option, and (E) a pro-rated portion of all performance-based equity awards other than stock options shall remain outstanding until the end of the applicable performance period and shall then vest based on the actual level of performance attained.

In the event that Mr. Broussard’s employment is terminated due to his death or Disability, the Company would pay or provide (i) a Pro-Rated Incentive Payment and (ii) (A) the continuation of coverage for Mr. Broussard and his dependents under the Company’s medical and dental benefit plans at the same cost to Mr. Broussard or his dependents as if his employment had continued for up to 18 months, if such termination is before a Change in Control or (B) continuation, at the Company’s expense, of all life, medical, dental, accidental death and dismemberment and disability insurance for Mr. Broussard and his dependents for 24 months, if such termination is on after a Change in Control.

If (i) Mr. Broussard becomes entitled to payments that would be “parachute payments” in connection with a change in control of the Company that would subject him to the excise tax under Section 4999 of the Internal Revenue Code and (ii) the aggregate amount of such payments that Mr. Broussard would receive, after all taxes, is less than he would receive if such payments were reduced below the threshold above which the excise tax would apply (the “Section 280G Threshold”), then (iii) such payments shall be reduced to $1.00 below the Section 280G Threshold so that Mr. Broussard does not become subject to the excise tax.

In connection with Mr. Broussard’s relocation to the Louisville, Kentucky area and the sale of his residence in Houston, Texas, the Company will reimburse Mr. Broussard for all real estate commissions and other customary closing costs of the type covered by the Company’s Executive Homeowner Relocation Policy that he incurs in connection with the sale of his residence.

In addition, Mr. Broussard is subject to non-competition and non-solicitation covenants during his term of employment and for two years following his termination, as well as to a perpetual covenant not to use or disclose confidential information and trade secrets. Mr. Broussard is also entitled to be reimbursed for legal fees incurred in connection with the negotiation of the Employment Agreement in an amount not to exceed $25,000.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.                                          Description

10.1	Amended and Restated Employment Agreement, dated as of February 27, 2014, by and between Humana Inc. and Bruce D. Broussard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Interim Chief Financial Officer (Principal Financial Officer and Principle Accounting Officer)

Dated:           February 28, 2014

INDEX TO EXHIBITS
Exhibit No.                                          Description

10.1	Amended and Restated Employment Agreement, dated as of February 27, 2014, by and between Humana Inc. and Bruce D. Broussard.